UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Amendment No. 2 to

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 26, 2010

GOLDEN ELEPHANT GLASS
TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

123 Chuangye Road
Haizhou District, Fuxin City,
Liaoning, PRC, 123000
(Address of Principal Executive Offices)

(86) 418-3995066
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K is filed as amendment to the Amendment No.1 to the Current Report on Form 8-K filed by Golden Elephant Glass Technology, Inc. (hereinafter referred to as "we," "us," "our" or the "Company") on May 7, 2010 in response to the comments issued by the Securities and Exchange Commission dated May 12, 2010.

Item 4.01	Changes in Registrant's Certifying Accountant

On April 26, 2010, our auditor, MaloneBailey LLP (the "Former Accountant") resigned as our independent accounting firm. On April 27, 2010, our board of directors (the "Board of Directors") accepted the Former Accountant’s resignation and appointed Zhonglei Certified Public Accountants Co., Ltd (the "New Accountant") as our new independent public accounting firm. The decision to appoint the New Accountant as our independent accountant was approved by our Board of Directors on April 27, 2010.

The Former Accountant was appointed as our independent accounting firm on October 25, 2009. The Former Accountant did not issue any audit report on our financial statements from the appointment date of October 25, 2009 to the resignation date of April 26, 2010.

During our two most recent fiscal years and through the date of this report, we have had no disagreements, with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of such disagreements in its report on our financial statements for such periods, except that we disagree with the Former Accountant on their claim of existence of an audit scope limitation. On the date of resignation, the Former Accountant notified us that there existed an audit scope limitation related to the completion of the 2009 audit because there were 64 adjustments in the audited financial statements for the fiscal year ended December 30, 2008, and they did not receive satisfactory explanation from our management of certain material adjusting journal entries, which may have material impact on the financial statements as of and for the year ended December 31, 2009.

The following sets forth a few major examples of the Former Accountant’s claims, to illustrate these adjustments and related scope limitation:

  The Former Accountant claimed that three were six prior year adjustments to accounts receivable and allowance for doubtful accounts of Fuxin Hengrui Technology Co., Ltd ("Hengrui"), one of our wholly-owned subsidiaries. Three of these adjustments impact accounts receivable, which were reclassification from customer deposit and other receivable accounts with total amount over $1.3 million. The Former Accountant alleged that there were no supports showing which specific customer accounts were impacted and the Company could not provide reason for these adjustments. The other three adjustments were to the bad debt allowance account with total amount of approximately $0.5 million. The Former Accountant alleged that the Company did not provide them with explanation as to which customer accounts were reserved for and how the conclusion was reached. The Former Accountant claimed that they were unable to conclude if and how these prior year adjustments should be rolled forward to fiscal year 2009 and they were unable to analyze AR aging and bad debt allowance at December 31, 2009.

  The Former Accountant also claimed that there were several prior year adjustments to accounts payable of Hengrui, as to which the Company did not provide them with explanation. For example, there were two adjustments totalling approximately $2.6 million (debit balance) which were reclassification from other liability and asset accounts. There were no details to support which vendor accounts these adjustments were related to. Another example was an adjustment of $5.1 million (credit balance) which was reclassification from prepaid account to accounts payable. The Company was allegedly unable to provide details to support which vendor accounts this adjustment was related to. Therefore, the Former Accountant claimed that they were unable to determine the impact to accounts payable as of December 31, 2009.

  There was a prior year adjustment of approximately RMB 0.3 million for inventory allowance (Lower of cost or market adjustment) to Hengrui, one of the Company’s subsidiaries, that the Company allegedly could not provide explanation or calculation as to how the amount was determined.

The Former Accountant did not issue any audit report on our financial statements from the appointment date of October 25, 2009 to the resignation date of April 26, 2010. We were informed of the above issues which resulted in their conclusion of auditing scope limitation on the date of resignation and therefore no audit or similar committee of the board of directors, or the board of directors, discussed the subject matter of the disagreement with the Former Accountant. The management of the Company believed that they could provide sufficient explanation for all of the prior year adjustments and were unable to resolve the dispute with the Former Accountant on the date of resignation.

The Company has authorized the Former Accountant to respond fully to the inquiries of the New Accountant concerning the subject matter of the disagreement.

During the period from October 25, 2009 to the date of resignation, we did not experience any reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

The Company has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

New Independent Accountants

Our Board of Directors approved the appointment of Zhonglei as our new independent registered public accounting firm effective as of April 27, 2010. During the two most recent fiscal years and through the date of our engagement, we did not consult with Zhonglei regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (2) any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(v)), during the two most recent fiscal years.

Prior to engaging Zhonglei, did not provide our Company with either written or oral advice that was an important factor considered by our Company in reaching a decision to appoint Zhonglei as our new independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter August 30, 2010 from MaloneBailey LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.

Date: August 30, 2010	/s/ Hong Tan
Hong Tan
Chief Financial Officer